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                                                                       EXHIBIT 1
                                  CERTIFICATE


           I, ERNEST J. WRIGHT, Assistant Secretary of THE TRAVELERS LIFE AND ANNUITY COMPANY, DO HEREBY CERTIFY that at a meeting of the Board of Directors of The Travelers Life and Annuity Company held on the 9th day of July, 1993, at which a quorum was present and voting, the following resolutions were adopted:

VOTED: That pursuant to authority granted by Section 38a-433 of the Connecticut General Statutes, the proper officers of the Company are authorized to establish a separate account or accounts to invest in shares of investment companies pursuant to plans and contracts issued and sold by the Company in connection therewith.

VOTED: That the proper officers of the Company are authorized to take such action as may be necessary to register the separate account or accounts as a unit investment trust investment company under the Investment Company Act of 1940; to file any necessary or appropriate exemptive requests, and any amendments thereto, for such separate account or accounts under the Investment Company Act of 1940; to file a registration statement, and any amendments, exhibits and other documents thereto, in order to register plans and contracts of the Company and interests in such separate account or accounts in connection therewith under the Securities Act of 1933; and to take any and all action as may in their judgment be necessary or appropriate in connection therewith.

                  I FURTHER CERTIFY that by unanimous consent action of the Board of Directors of The Travelers Life and Annuity Company effective the 21st day of September, 1994, the following resolution was adopted:

VOTED: That each officer and director who may be required, on their own behalf and in the name and on behalf of the Company, to execute one or more registration statements, and any amendments thereto, under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the separate account or accounts to be established to invest in shares of investment companies is authorized to execute a power of attorney appointing representatives to act as their attorney and agent to execute said registration statement, and any amendments thereto, in their name, place and stead; and that the Secretary, or any Assistant Secretary designated by the Secretary, is designated and appointed the agent for service of process of the Company under the Securities Act of 1933 and the Investment Company Act of 1940 in connection with such registration statement, and any amendments thereto, with all the powers incident to such appointment.

                  AND I DO FURTHER CERTIFY that the foregoing actions of the said Board of Directors is still in full force and effect.

                  IN WITNESS WHEREOF, I have hereunto set my hand and the seal of THE TRAVELERS LIFE AND ANNUITY COMPANY at Hartford, Connecticut, this 12th day of March, 1996.

                                 /s/Ernest J. Wright
                                 Ernest J. Wright
                                 Assistant Secretary